UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2012

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2012, Triumph Group, Inc. (the "Company") expanded the size of its board of directors from nine (9) members to eleven (11) members, and appointed two (2) new directors, John G. Drosdick and William L. Mansfield.
Mr. Drosdick, age 69, served as the Chairman, President, and Chief Executive Officer of Sunoco, Inc. from June 2000 through August 2008, and as the Chairman of Sunoco Partners, LLC, a subsidiary of Sunoco, Inc. and the general partner of Sunoco Logistics Partners, L.P., a publicly traded master limited partnership, from February 2002 through October 2008. Mr. Drosdick also serves as a director of United States Steel Corporation, H.J. Heinz Company and PNC Funds.
Mr. Mansfield, age 63, served as the Chairman of the Board of The Valspar Corporation from August 2007 through June 2012 and served as that company's Chief Executive Officer from February 2005 to June 2011 and as its President from February 2005 through February 2008. Mr. Mansfield also serves as a director of Bemis Company, Inc. and Georgia Gulf Corporation.
There are no arrangements or understandings between either Mr. Drosdick or Mr. Mansfield and any other person pursuant to which he was elected to the Board, and there are no relationships between either Mr. Drosdick or Mr. Mansfield and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Company compensates independent directors with an annual retainer of $50,000, excluding additional amounts payable in respect of Board committees on which a director may serve. Each of Mr. Drosdick and Mr. Mansfield received an initial grant of 5,000 deferred stock units under the Company's Amended and Restated Directors' Stock Incentive Plan upon joining the Company's board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 12, 2012	TRIUMPH GROUP, INC.

		By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary